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                                                                     EXHIBIT 4.4
                             CERTIFICATE OF TRUST
                                      OF
                       HANOVER COMPRESSOR CAPITAL TRUST

          This Certificate of Trust is being executed as of December 1, 1999 for the purpose of creating a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. (SS) 3801 et seq. (the "Act").

          The undersigned hereby certify as follows:

          1. Name. The name of the business trust is Hanover Compressor Capital Trust (the "Trust").

          2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

              Wilmington Trust Company
              Rodney Square North
              1100 North Market Street
              Wilmington, Delaware 19890

          3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

          4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

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      IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                       WILMINGTON TRUST COMPANY,
                                       as Delaware Trustee


                                       By: /s/ James P. Lawler
                                           ---------------------------
                                       Name: James P. Lawler
                                       Title: Vice President

                                       /s/ Curtis A. Bedrich
                                       -------------------------------
                                       Name: Curtis A. Bedrich
                                       Trustee

                                       /s/ Wiliam S. Goldberg
                                       -------------------------------
                                       Name: William S. Goldberg
                                       Trustee

                                       /s/ Richard S. Meller
                                       -------------------------------
                                       Name: Richard S. Meller
                                       Trustee

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